23. Consent of experts



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-21999) of Keithley Instruments, Inc. of our report dated June 15, 2001 relating to the financial statements of Keithley Instruments, Inc. Retirement Savings Trust and Plan, which appears in this Form 11-K.




/s/PricewaterhouseCoopers LLP

June 28, 2001